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                                                                   EXHIBIT 99


                          AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT, effective as of December 21, 1998 to the Rights Agreement, dated as of January 30, 1996 (the "Rights Agreement"), between Matria Healthcare, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, Atlanta, a Georgia banking corporation, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement; and

         WHEREAS, the Board of Directors of the Company has voted in favor of this Amendment at a meeting of directors duly called and held; and

         WHEREAS, there are Continuing Directors (as defined in the Rights Agreement) serving on the Board of Directors of the Company and a majority of the Continuing Directors have voted in favor of this Amendment at a meeting of directors duly called and held;

         NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

         1. Section 1(a) is amended by adding the following at the end of said Section:

                           Provided, further however, that neither any Investor
                  (as defined in that certain Standstill Agreement dated as of January _, 1999, between the Company, Mark J. Gainor and SZ Investments, L.L.C. (the "Standstill Agreement")) nor any such Investor's Permitted Transferees (as defined in the Standstill Agreement) shall be deemed to be an Acquiring Person solely by virtue of (x) the execution of the Purchase and Sale Agreement dated as of December 21, 1998 (the "Purchase Agreement") between the Company and Gainor Medical Management, L.L.C., a Georgia limited liability company ("GMM"), (y) the execution of the Standstill Agreement, or (z) the consummation of any of the transactions contemplated and expressly permitted by the Purchase Agreement or Section 3.2(a), (b), or (c) of the Standstill Agreement, except that if any Investor (or any Permitted Transferee) acquires Matria Voting Securities (as defined in the Standstill Agreement) other than in an acquisition expressly permitted by Section 3.2(a), (b) or (c) of the Standstill Agreement, such Matria Voting Securities, together with all other Matria Voting Securities then Beneficially Owned by such Investor (or such Investor's Permitted Transferees), shall be counted in determining whether such Investor (or any Permitted Transferee) is an Acquiring Person.

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         2. Section 1(m) is amended by adding the following at the end of said
Section:

                           Notwithstanding anything to the contrary contained in
            this Agreement, the consummation of the transactions contemplated and expressly permitted by the Purchase Agreement or Section 3.2
            (a), (b) or (c) of the Standstill Agreement shall not constitute a Triggering Event, except that if any Investor (or any Permitted Transferee) acquires Matria Voting Securities (as defined in the Standstill Agreement) other than in an acquisition expressly permitted by Section 3.2(a), (b) or (c) of the Standstill Agreement, such Matria Voting Securities, together with all other Matria Voting Securities then Beneficially Owned by such Investor (or such Investor's Permitted Transferees), shall be counted in determining whether a Triggering Event has occurred.

         3. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         4. The foregoing Amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event that the Purchase Agreement is terminated at any time prior to or on the Closing Date (as defined therein), this Amendment shall immediately become void and of no further force and effect.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed this 15th day of January, 1999.



                          MATRIA HEALTHCARE, INC.


                          By: /s/ Donald R. Millard
                              --------------------------------------------
                              Name:  Donald R. Millard
                              Title: President and Chief Executive Officer



                          SUNTRUST BANK, ATLANTA


                          By: /s/ Letitia A. Radford
                              --------------------------------------------
                              Name:  Letitia A. Radford
                              Title:  Vice President





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